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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Nos. 333-25701, 333-04676, 333-60611, 333-65978, 333-137959 and 333-162548) on Form S-8 and Registration Statements (Nos. 333-146728 and 333-162464) on Form S-3 of DG FastChannel, Inc. of our reports dated March 10, 2010, with respect to the consolidated financial statements and schedule of DG FastChannel, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of DG FastChannel, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ ERNST & YOUNG LLP
Dallas, Texas March 10, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm